Exhibit 1.01
Pitney Bowes Inc. Conflict Minerals Report
(as required by Item 1.01 and 1.02 of Form SD)

Pitney Bowes Inc. (“Pitney Bowes,” “we,” “us,” “our,” or the “Company”) submits this report pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934 and adopted by the Securities and Exchange Commission pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”). This report describes the inquiry the Company undertook to obtain information from internal and external sources to ascertain whether any Pitney Bowes product contains tantalum, tin, tungsten, or gold (“Conflict Minerals” or “3TG”) that originated in the Democratic Republic of the Congo or adjoining countries, as defined in the Act (collectively, the “Covered Countries”), and the due diligence Pitney Bowes conducted on the source and chain of custody of such minerals. This report covers parts and products manufactured or contracted to manufacture by the Company in the 2021 calendar year. Based on our inquiry, we have found that Conflict Minerals are necessary to the functionality or production of some of our products manufactured or contracted to manufacture in 2021.
Based on our due diligence for these 2021 products, our suppliers identified a total of 325 potential eligible smelters or refiners in their supply chains that are also identified as smelters or refiners of 3TG in the Smelter Reference List of the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“Template”). For a list of these reported entities, please refer to Appendix A.

•260 of these 325 smelters, or 80%, are listed as conformant or active with the Responsible Minerals Assurance Process (“RMAP”) (as of December 2021) – listed in Appendix A as “Active” or “Conformant”
•58 of these 325 smelters are engaged in the RMI process but not yet finished – listed in Appendix A as “In Communication” or “Outreach Required”
•5 of these 325 smelters are listed as “Communication Suspended - Not Interested” in Appendix A
•2 of these 325 smelters are non-conformant with the RMAP – listed in Appendix A as “Non-Conformant”

Reasonable Country of Origin Inquiry
We conducted a reasonable country of origin inquiry (“RCOI”) to determine whether any of the necessary Conflict Minerals in our products originated in the Covered Countries or were from recycled or scrap sources. To make this determination, we focused on engaging our direct suppliers to identify the smelters and refiners of necessary Conflict Minerals that may have been contained in our products and that are recognized by the RMI to be processors of Conflict Minerals, and reviewing available information on the sourcing of Conflict Minerals by these smelters and refiners.

As a downstream company, we are several levels removed from mining minerals. We did not buy any minerals directly from mines, smelters, or refiners for use in these 2021 products. As a member of the RMI in 2021, Pitney Bowes had access to the RMI’s RCOI data, which we used to identify the potential countries of origin of 3TG processed by smelters or refiners reported by our Surveyed Suppliers (defined below). For a list of these potential countries of origin, please refer to Appendix B.
Many of the Surveyed Suppliers identified all of the smelters and refiners potentially associated with all of their product offerings and did not always limit the information provided to products supplied to Pitney Bowes. Thus, Pitney Bowes is unable to confirm whether necessary 3TG metals contained in our products in fact originated in any of these countries.
Thirty-nine (39) smelters or refiners were identified by RCOI data as potentially sourcing directly or indirectly from the Covered Countries. We carried out our own due diligence and confirmed that all of these smelters or refiners are conformant with RMAP.

Pitney Bowes recognizes that the intent of the Rule is not to stop commercial ties with smelters and refiners sourcing Conflict Minerals from the DRC or adjoining countries, but to ensure that these minerals are being responsibly sourced and are not directly or indirectly financing or benefitting armed groups in those countries. We are satisfied that the status of “Conformant” provides reasonable and adequate evidence of responsible sourcing.

Our due diligence activities are further described in this report.

1. Pitney Bowes’ Design of Due Diligence

A. Due Diligence Framework

We designed our due diligence to conform, in all material respects, with the framework set out in the “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” and related Supplements on Tin, Tantalum and Tungsten and on Gold (“OECD Guidance”), published by the Organisation for Economic Cooperation and Development (the “OECD”). Since Pitney Bowes does not buy Conflict Minerals directly from mines, smelters or refiners, we must rely on our suppliers to provide us with information regarding the source of the Conflict Minerals contained in the products and parts those suppliers provide to us. Our direct suppliers are similarly reliant upon information provided by their suppliers. Accordingly, we have designed our due diligence to leverage the due diligence tools developed by RMI, including a supplier survey based on the Template, which is designed to help companies identify the smelters and refiners that process the Conflict Minerals in a company’s supply chain. We have incorporated the following five-step, risk-based approach to 3TG due diligence based on OECD Guidance into the design of our Conflict Minerals due diligence program:

•	establish and maintain appropriate internal managment systems to identify and manage the 3TG in our global supply chain;

•	identify and assess any risks associated with the use of 3TG in our supply chain by obtaining and evaluating 3TG sourcing information from suppliers;

•	design and implement a strategy to respond to 3TG risks in our supply chain;

•	support independent auditing of smelter and refiner due diligence practices; and

•	report publicly on supply chain due diligence.

B. Scope of Due Diligence
In order to determine if products manufactured or contracted to manufacture by Pitney Bowes contain 3TG sourced from Covered Countries, we sought out industry best practices, reviewed current guidance from various associations such as the OECD and the Information Technology Industry Council (“ITI”), and attended industry association meetings to assess how other multinational corporations approach Conflict Minerals compliance.
Working with outside consultants, we developed a Conflict Minerals survey based on the Template and guidance from the RMI and ITI. We identified the suppliers involved in the supply chain of the products we manufacture or contracted to manufacture for consideration for the survey and then removed from consideration for the survey any suppliers that either do not contain tin, tantalum, tungsten or gold, or otherwise supplied equipment that is outside the scope of the Rule. We sent the Conflict Minerals survey to the 51 remaining suppliers (the “Surveyed Suppliers”). We asked the Surveyed Suppliers to respond with certain information, including their Conflict Minerals policies, usage of 3TG, the smelters and refiners of Conflict Minerals in their supply chains, and the country of origin of the 3TG they used.
The Surveyed Suppliers who completed the survey were asked to attest to the accuracy of their survey responses. The Product Compliance Team (defined below) monitored supplier responses to our surveys and contacted the Surveyed Suppliers who submitted incomplete responses or who failed to respond. We requested updated submittals from the Surveyed Suppliers that submitted responses with a less than 75% response rate from their supply chain and suppliers that listed smelters with inaccurate information. Data received from Surveyed Suppliers and updated by our Procurement department through April 12, 2022 have been included in this report.
We collected and tracked the survey responses in our product compliance database for consolidation, validation, and further analysis. We also generated periodic status reports to track and review our progress in data collection and evaluate which suppliers needed additional help in completing the survey.

C. Due Diligence Results for Pitney Bowes’ 2021 Products
Based on our due diligence, we determined that Conflict Minerals were necessary to the functionality or production of various products from our hardware product offerings list, which includes a varied array of equipment that processes direct mail and/or enables transactional mail management and analytics that we manufactured or contracted to manufacture in 2021.
Some examples of these products include: postage meters, low-/medium-/high-volume mailing systems that can weigh, seal and apply postage to envelopes; inserters; folders; mail openers; tabbers; scales; printers; accessories; and peripherals.
D. Pitney Bowes’ Conflict Minerals Disclosure Posting
We have made public our activities related to Conflict Minerals in our Corporate Responsibility Report and have posted this Conflict Minerals Report to our website (Pitney Bowes Corporate Responsibility).1

2. Pitney Bowes’ Due Diligence Measures Undertaken for 2021 Products
In an effort to continue to identify and mitigate any risk that the use of 3TG in our products going forward may benefit armed groups in the Covered Countries, we have incorporated the relevant aspects of the OECD Guidance (as summarized in the sections that follow) into our risk management program for product stewardship requirements (including Conflict Minerals).
A. Development of an Internal, Strong Management System.
1. High level management oversight
In order to provide effective management support for, and high level escalation of issues relating to, the Company’s overall supply chain due diligence efforts (inclusive of Conflict Minerals), we formed two cross-functional teams: the Environmental Product Compliance Team (the “Product Compliance Team”) and the Environmental Committee (the “Environmental Committee”).
The Product Compliance Team is comprised of representatives from Procurement, Supply Chain, Quality, Engineering, Environmental Health and Safety (“EHS”), and Global Product Line Management and other support groups. This team is responsible for assisting the Company in meeting the requirements of global product-compliance regulations.
The Environmental Committee is comprised of a group of cross-functional leaders from Procurement, Supply Chain, Quality, Engineering, EHS, Legal, and Global Product Line Management, and oversees the work of the Product Compliance Team. The Environmental Committee is tasked with providing guidance regarding environmental product compliance, authorizing the financial and human resources needed for product compliance, and enforcing corrective action measures within Company operations and within our supply chain. Members of the Environmental Committee report potential issues and company risks to the Company’s senior executives, as well as in connection with the Enterprise Risk Management review process.
2. Pitney Bowes’ Conflict Minerals policy and procedures
We established a conflict minerals policy to guide our communications with and expectations for suppliers regarding Conflict Minerals. It is the Company’s goal that we will not knowingly manufacture or contract to manufacture products that include Conflict Minerals that originate from the Covered Countries, unless they were processed by smelters and refiners that are certified as conformant with the RMAP or an equivalent cross-recognized standard or came from recycled or scrap sources. We communicated our expectation that our Surveyed Suppliers source products, parts and components from socially responsible sources and conduct reasonable due diligence on their supply chains in an effort to assure that Conflict Minerals are not knowingly sourced from the Covered Countries unless they were processed by smelters and refiners that are conformant with the RMAP or came from recycled or scrap sources.

We adopted and periodically review certain procedures and maintain the following steps regarding our use of 3TG:

1 References to our website and information available through this website are not incorporated by reference herein unless otherwise noted.

•	Our Supplier Code of Conduct describes our Conflict Minerals and other product compliance requirements;

•	Our engineering standards and specifications include requirements to specify that suppliers must meet Section 1502(e)(4) of the Dodd Frank Act;

•	Our Quality Assurance audit templates include supplier requirements with respect to products containing 3TG;

•	Incorporated consideration of Conflict Mineral issues within the Pitney Bowes Product Review Process;

•	Periodically update and distribute to all suppliers our contractual language regarding certification that 3TG from Covered Countries is conflict free or came from recycled or scrap sources;

•	Annually publish Conflict Minerals information on our website and in our Corporate Responsibility Report;

•	Include Conflict Minerals in Enterprise Risk Management meetings to ensure regular review by our management;

•	Include review of Conflict Minerals supply chain data and related processes in the Company’s standardized environmental compliance reviews of key suppliers;

•	Complete training classes through our learning management system and via video-conference and in person classes in order to educated relevant employees, where necessary;

•	Educate Suppliers and other partners regarding Conflict Minerals during business reviews, where necessary;
•	Continue to require Surveyed Suppliers to complete surveys with the goal of identifying the smelters and refineries used to process Conflict Minerals in their supply chain;

•	Maintain internal policies, written procedures, tools and training to ensure effective implementation of our Conflict Minerals management program;

•	Track and report supplier data in a product compliance information database; and

•	Manage a supplier escalation protocol to ensure consistent and thorough management of unresponsive suppliers when needed – this protocol documents our supplier engagement and how we interact with unresponsive suppliers or suppliers who provide incomplete, questionable, or indeterminable information.

In addition, Pitney Bowes was a member of the RMI during 2021 and had access to best practices and RCOI data.

3. Pitney Bowes’ system of controls and transparency over the 3TG supply chain
As part of the Company’s broader requirement that our suppliers provide us with accurate and complete information relating to the sources of all substances contained in any product, part or component they provide to us, we required that Surveyed Suppliers provide us with information on Conflict Minerals contained in such products, parts, or components.
Surveyed Suppliers who failed to respond to our request for data were subject to additional evaluation to determine whether further engagement or escalation was necessary.
4. Pitney Bowes’ engagement with suppliers
The Company has multiple methods to encourage our suppliers to commit to our policies requiring responsible supplier operations. We have communicated our Conflict Minerals requirements to our Suppliers and other product stewardship requirements, as applicable, to our global supply chain. In connection with our data collection efforts, we have explained to our Suppliers our requirement that they conduct their operations as socially responsible suppliers. In addition, we have revised our supplier form contract language to include compliance with our Conflict Minerals efforts. Our supplier contracts have long contained provisions giving us the right to conduct unannounced visits to supplier sites and to request documentation to confirm the supplier’s compliance with our policies and contractual requirements. Our Surveyed Suppliers have received information regarding Conflict Minerals requirements and completion of our product compliance database.

5. Pitney Bowes’ Company-level grievance mechanism
For many years, Pitney Bowes has maintained an Ethics Help Line which is available toll-free, 24 hours a day, seven days a week. The Ethics Help Line is operated by an outside firm and enables employees, clients and others to make inquiries and report concerns about potential violations of Company policy or the law, in many languages, without fear of retaliation. Anyone can contact the Ethics Help Line to report any concerns about Conflict Minerals that may be contained in our products.
B. Identification and Assessment of Risk in Our Supply Chain.
The Company continues its program of conducting supply chain due diligence and risk assessment on supplier sources of 3TGs as described above in Section 1 (Pitney Bowes’ Design of Due Diligence).
C. Strategy for Responding to Identified Risks in Our 3TG Supply Chain.
As described above, the Product Compliance Team monitored supplier responses to our surveys and contacted Surveyed Suppliers who submitted incomplete responses or who failed to respond so that we could understand what was preventing them from submitting a full and final attestation regarding their product line. The Product Compliance Team also reviewed the data from the product compliance database to determine which Surveyed Suppliers had data gaps, had raised questions or had not been responsive. Any Surveyed Suppliers that were considered non-responsive or higher risk were escalated to designated internal teams and management for further evaluation as they were identified.
We also reported the findings and information gathered through our inquiry and due diligence to Pitney Bowes senior management.

D. Support for Independent Third-party Audits of Supply Chain Due Diligence

Since we do not have direct relationships with smelters or refiners, we did not perform direct audits of these entities’ supply chains of Conflict Minerals. However, we supported the development and implementation of smelter and refinery sourcing audits conducted by independent third parties and industry groups, such as the RMI’s RMAP, through our conflict minerals policy, expectations regarding responsible sourcing of minerals from the Covered Countries, and our 2021 RMI membership.

3. Future Actions to Further Minimize Any Risk of Conflict Minerals Benefitting Armed Groups
The Company will continue to request information from our supply chain in order to meet the requirements of the Rule. Where there is reason to believe that a supplier is not adopting a Conflict Minerals policy or providing the necessary data to us, we will work with the supplier to address the issue. In the event of continued supplier deficiencies, we will consider appropriate measures including, if appropriate, termination of our relationship with a supplier.

Appendix A

List of Smelters / Refiners Identified by the Surveyed Suppliers

The following list provides the name, location and status of smelters and refiners identified by the Surveyed Suppliers. Pitney Bowes is unable to confirm that any or all smelters and refiners in this list processed the necessary 3TG metals contained in our products, since a number of the Surveyed Suppliers identified all smelters and refiners in their total supply chain and did not limit their responses to the specific products supplied to Pitney Bowes.

Smelter and refiner names and locations were drawn from the Smelter Reference List in the latest version of the Template. The list of smelters and refiners is based on information provided by Surveyed Suppliers as of April 12, 2022. The status of these smelters and refiners is based on the Responsible Minerals Initiative (“RMI”) data as of December 2021. “Conformant” means listed by RMI as conformant with RMAP assessment protocols; “Active” means listed by RMI as having committed to undergo an audit or as participating in a similar assessment program such as the London Bullion Market Association Responsible Gold Certification or the Responsible Jewelry Council’s Chain-of-Custody Certification. Smelters or refiners listed as “In Communication” or “Outreach Required” have begun discussions with or will be encouraged to participate in the RMAP audit. Smelters and refiners designated by RMI as “Non-Conformant” and “Communication Suspended – Not Interested,” are not currently conformant with RMAP assessment protocols and/or are not currently progressing toward participation in an audit. Entities that are no longer recognized as smelters or refiners are not included in the reference list below (for example, if they are no longer included in the Smelter Reference List of RMI’s Template based on RMI’s determination that the entity did not actually engage in smelting or refining activities or if we or RMI believe they are no longer in operation).

Metal	Standard Smelter Name	Identification	Audit Status
Gold	8853 S.p.A.	CID002763	Conformant
Gold	Advanced Chemical Company	CID000015	Conformant
Gold	African Gold Refinery	CID003185	Outreach Required
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Conformant
Gold	Al Etihad Gold Refinery DMCC	CID002560	Conformant
Gold	Alexy Metals	CID003500	Active
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Conformant
Gold	Argor-Heraeus S.A.	CID000077	Conformant
Gold	Asahi Pretec Corp.	CID000082	Conformant
Gold	Asahi Refining Canada Ltd.	CID000924	Conformant
Gold	Asahi Refining USA Inc.	CID000920	Conformant

Gold	Asaka Riken Co., Ltd.	CID000090	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Outreach Required
Gold	AU Traders and Refiners	CID002850	Non-Conformant
Gold	Augmont Enterprises Private Limited	CID003461	Active
Gold	Aurubis AG	CID000113	Conformant
Gold	Bangalore Refinery	CID002863	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Conformant
Gold	Boliden AB	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	CID000176	Conformant
Gold	C.I Metales Procesados Industriales SAS	CID003421	Active
Gold	Caridad	CID000180	Outreach Required
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Conformant
Gold	Cendres + Metaux S.A.	CID000189	Conformant
Gold	CGR Metalloys Pvt Ltd.	CID003382	Outreach Required
Gold	Chimet S.p.A.	CID000233	Conformant
Gold	Chugai Mining	CID000264	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	In Communication
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Outreach Required
Gold	Dijllah Gold Refinery FZC	CID003348	Outreach Required
Gold	DODUCO Contacts and Refining GmbH	CID000362	Conformant
Gold	Dowa	CID000401	Conformant
Gold	DSC (Do Sung Corporation)	CID000359	Conformant

Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Conformant
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	In Communication
Gold	Emirates Gold DMCC	CID002561	Conformant
Gold	Fujairah Gold FZC	CID002584	Outreach Required
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	Active
Gold	Geib Refining Corporation	CID002459	Conformant
Gold	Gold Coast Refinery	CID003186	Outreach Required
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	Outreach Required
Gold	Guangdong Jinding Gold Limited	CID002312	Outreach Required
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	Outreach Required
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	Outreach Required
Gold	Heimerle + Meule GmbH	CID000694	Conformant
Gold	Heraeus Germany GmbH Co. KG	CID000711	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	Outreach Required

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	Outreach Required
Gold	HwaSeong CJ CO., LTD.	CID000778	Communication Suspended - Not Interested
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	Conformant
Gold	International Precious Metal Refiners	CID002562	In Communication
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Conformant
Gold	Istanbul Gold Refinery	CID000814	Conformant
Gold	Italpreziosi	CID002765	Conformant
Gold	JALAN & Company	CID002893	Outreach Required
Gold	Japan Mint	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	CID000855	Conformant
Gold	JSC Novosibirsk Refinery	CID000493	Conformant
Gold	JSC Uralelectromed	CID000929	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Conformant
Gold	K.A. Rasmussen	CID003497	Outreach Required
Gold	Kazakhmys Smelting LLC	CID000956	In Communication
Gold	Kazzinc	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	CID000969	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Conformant
Gold	Kojima Chemicals Co., Ltd.	CID000981	Conformant
Gold	Korea Zinc Co., Ltd.	CID002605	Conformant
Gold	Kundan Care Products Ltd.	CID003463	In Communication
Gold	Kyrgyzaltyn JSC	CID001029	Non-Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Outreach Required
Gold	Lingbao Gold Co., Ltd.	CID001056	Outreach Required

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	Outreach Required
Gold	L'Orfebre S.A.	CID002762	Conformant
Gold	LS-NIKKO Copper Inc.	CID001078	Conformant
Gold	LT Metal Ltd.	CID000689	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	Outreach Required
Gold	Marsam Metals	CID002606	Conformant
Gold	Materion	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Conformant
Gold	MD Overseas	CID003548	In Communication
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	Conformant
Gold	Metallix Refining Inc.	CID003557	In Communication
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	Conformant
Gold	Metalor Technologies S.A.	CID001153	Conformant
Gold	Metalor USA Refining Corporation	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	Conformant
Gold	Morris and Watson	CID002282	In Communication
Gold	Moscow Special Alloys Processing Plant	CID001204	Conformant

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Conformant
Gold	NH Recytech Company	CID003189	Conformant
Gold	Nihon Material Co., Ltd.	CID001259	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Conformant
Gold	PAMP S.A.	CID001352	Conformant
Gold	Pease & Curren	CID002872	Communication Suspended - Not Interested
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	Outreach Required
Gold	Planta Recuperadora de Metales SpA	CID002919	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Conformant
Gold	PX Precinox S.A.	CID001498	Conformant
Gold	QG Refining, LLC	CID003324	Outreach Required
Gold	Rand Refinery (Pty) Ltd.	CID001512	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	Outreach Required
Gold	REMONDIS PMR B.V.	CID002582	Conformant
Gold	Royal Canadian Mint	CID001534	Conformant
Gold	SAAMP	CID002761	Conformant

Gold	Sabin Metal Corp.	CID001546	Communication Suspended - Not Interested
Gold	Safimet S.p.A	CID002973	Conformant
Gold	SAFINA A.S.	CID002290	Conformant
Gold	Sai Refinery	CID002853	Outreach Required
Gold	Samduck Precious Metals	CID001555	Conformant
Gold	Samwon Metals Corp.	CID001562	Communication Suspended - Not Interested
Gold	Sancus ZFS (L’Orfebre, SA)	CID003529	Active
Gold	SAXONIA Edelmetalle GmbH	CID002777	Conformant
Gold	Sellem Industries Ltd.	CID003540	Outreach Required
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	Outreach Required
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	Outreach Required
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	Conformant
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	Outreach Required
Gold	Shirpur Gold Refinery Ltd.	CID002588	Outreach Required
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	Conformant
Gold	Singway Technology Co., Ltd.	CID002516	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Conformant
Gold	Solar Applied Materials Technology Corp.	CID001761	Conformant
Gold	Sovereign Metals	CID003383	Outreach Required

Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Outreach Required
Gold	Sudan Gold Refinery	CID002567	Outreach Required
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Conformant
Gold	SungEel HiMetal Co., Ltd.	CID002918	Conformant
Gold	T.C.A S.p.A	CID002580	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Conformant
Gold	Tokuriki Honten Co., Ltd.	CID001938	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	Outreach Required
Gold	TOO Tau-Ken-Altyn	CID002615	Conformant
Gold	Torecom	CID001955	Conformant
Gold	Umicore Precious Metals Thailand	CID002314	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	CID001993	Conformant
Gold	Valcambi S.A.	CID002003	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Conformant
Gold	WIELAND Edelmetalle GmbH	CID002778	Conformant
Gold	Yamakin Co., Ltd.	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	CID002129	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	Outreach Required
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	Conformant
Gold	Super Dragon Technology Co., Ltd.	CID001810	Outreach Required
Gold	Value Trading	CID003617	In Communication
Gold	WEEEREFINING	CID003615	Active
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	Conformant

Tantalum	D Block Metals, LLC	CID002504	Conformant
Tantalum	Exotech Inc.	CID000456	Conformant
Tantalum	F&X Electro-Materials Ltd.	CID000460	Conformant
Tantalum	FIR Metals & Resource Ltd.	CID002505	Conformant
Tantalum	Global Advanced Metals Aizu	CID002558	Conformant
Tantalum	Global Advanced Metals Boyertown	CID002557	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Conformant
Tantalum	H.C. Starck Inc.	CID002548	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	Conformant
Tantalum	KEMET de Mexico	CID002539	Conformant
Tantalum	LSM Brasil S.A.	CID001076	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	Conformant

Tantalum	Mineracao Taboca S.A.	CID001175	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	Conformant
Tantalum	NPM Silmet AS	CID001200	Conformant
Tantalum	QuantumClean	CID001508	Conformant
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Conformant
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Conformant
Tantalum	Taki Chemical Co., Ltd.	CID001869	Conformant
Tantalum	TANIOBIS Co., Ltd.	CID002544	Conformant
Tantalum	TANIOBIS GmbH	CID002545	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Conformant
Tantalum	Telex Metals	CID001891	Conformant
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	Conformant

Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	CID003583	Conformant
Tin	Alpha	CID000292	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Outreach Required
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	Conformant
Tin	China Tin Group Co., Ltd.	CID001070	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Active
Tin	CRM Synergies	CID003524	Active
Tin	CV Venus Inti Perkasa	CID002455	Active
Tin	Dowa	CID000402	Conformant
Tin	EM Vinto	CID000438	Conformant
Tin	Estanho de Rondonia S.A.	CID000448	Active
Tin	Fenix Metals	CID000468	Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	Outreach Required
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	Conformant

Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	Conformant
Tin	Luna Smelter, Ltd.	CID003387	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Conformant
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Conformant
Tin	Melt Metais e Ligas S.A.	CID002500	Conformant
Tin	Metallic Resources, Inc.	CID001142	Conformant
Tin	Metallo Belgium N.V.	CID002773	Conformant
Tin	Metallo Spain S.L.U.	CID002774	Conformant
Tin	Mineracao Taboca S.A.	CID001173	Conformant
Tin	Minsur	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	CID001191	Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Outreach Required
Tin	Novosibirsk Processing Plant Ltd.	CID001305	Active
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Conformant
Tin	Operaciones Metalurgicas S.A.	CID001337	Conformant
Tin	Pongpipat Company Limited	CID003208	Outreach Required
Tin	PT Artha Cipta Langgeng	CID001399	Conformant
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Conformant
Tin	PT Babel Surya Alam Lestari	CID001406	Conformant
Tin	PT Bangka Serumpun	CID003205	Conformant
Tin	PT Menara Cipta Mulia	CID002835	Conformant
Tin	PT Mitra Stania Prima	CID001453	Conformant

Tin	PT Mitra Sukses Globalindo	CID003449	Active
Tin	PT Prima Timah Utama	CID001458	Conformant
Tin	PT Rajawali Rimba Perkasa	CID003381	Conformant
Tin	PT Refined Bangka Tin	CID001460	Conformant
Tin	PT Stanindo Inti Perkasa	CID001468	Conformant
Tin	PT Timah Nusantara	CID001486	Active
Tin	PT Timah Tbk Kundur	CID001477	Conformant
Tin	PT Timah Tbk Mentok	CID001482	Conformant
Tin	PT Tinindo Inter Nusa	CID001490	Conformant
Tin	Resind Industria e Comercio Ltda.	CID002706	Conformant
Tin	Rui Da Hung	CID001539	Conformant
Tin	Soft Metais Ltda.	CID001758	Conformant
Tin	Super Ligas	CID002756	Active
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834	Conformant
Tin	Thaisarco	CID001898	Conformant
Tin	Tin Technology & Refining	CID003325	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Outreach Required
Tin	VQB Mineral and Trading Group JSC	CID002015	Outreach Required
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Conformant
Tin	Yunnan Tin Company Limited	CID002180	Active
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Conformant
Tin	PT Babel Inti Perkasa	CID001402	Conformant

Tin	PT Bukit Timah	CID001428	Active
Tin	PT Cipta Persada Mulia	CID002696	Active
Tin	PT Sariwiguna Binasentosa	CID001463	Conformant
Tin	PT Belitung Industri Sejahtera	CID001421	Outreach Required
Tin	PT Panca Mega Persada	CID001457	Outreach Required
Tin	PT Masbro Alam Stania	CID003380	Active
Tin	PT Tirus Putra Mandiri	CID002478	Outreach Required
Tungsten	A.L.M.T. Corp.	CID000004	Conformant
Tungsten	ACL Metais Eireli	CID002833	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Active
Tungsten	Artek LLC	CID003553	Outreach Required
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	Outreach Required
Tungsten	Cronimet Brasil Ltda	CID003468	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	Conformant

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	Conformant
Tungsten	GEM Co., Ltd.	CID003417	Active
Tungsten	Global Tungsten & Powders Corp.	CID000568	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	Conformant
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	Conformant
Tungsten	Hydrometallurg, JSC	CID002649	Conformant
Tungsten	Japan New Metals Co., Ltd.	CID000825	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	Communication Suspended - Not Interested
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	Conformant

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408	Active
Tungsten	Kennametal Fallon	CID000966	Conformant
Tungsten	Kennametal Huntsville	CID000105	Conformant
Tungsten	KGETS Co., Ltd.	CID003388	Conformant
Tungsten	Lianyou Metals Co., Ltd.	CID003407	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	Conformant
Tungsten	Masan High-Tech Materials	CID002543	Conformant
Tungsten	Moliren Ltd.	CID002845	Conformant
Tungsten	Niagara Refining LLC	CID002589	Conformant
Tungsten	NPP Tyazhmetprom LLC	CID003416	Active
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	Conformant
Tungsten	Unecha Refractory metals plant	CID002724	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	Conformant

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	Conformant
Tungsten	Fujian Xinlu Tungsten	CID003609	Conformant
Tungsten	OOO “Technolom” 1	CID003614	Active
Tungsten	OOO “Technolom” 2	CID003612	Active

APPENDIX B

Countries of Origin

Based on the Responsible Minerals Initiative’s data on Reasonable Country of Origin Inquiry dated December 2021, potential countries of origin for 3TG processed by smelters or refiners may include (but are not necessarily limited to):

Andorra
Angola
Antigua and Barbuda
Argentina
Armenia
Australia
Austria
Azerbaijan
Bahamas
Bangladesh
Barbados
Belarus
Belgium
Benin
Bolivia
Botswana
Brazil
Bulgaria
Burkina Faso
Burundi
Canada
Cayman Islands
Chile
China
Colombia
Congo, Democratic Republic of the
Costa Rica
Cote d'Ivoire
Croatia
Cuba
Curacao
Cyprus
Czechia
Denmark
Dominica
Dominican Republic
Ecuador
Egypt
El Salvador
Eritrea
Estonia

Ethiopia
Fiji
Finland
France
French Guiana
Gabon
Georgia
Germany
Ghana
Greece
Grenada
Guatemala
Guernsey
Guinea
Guyana
Honduras
Hong Kong
Hungary
India
Indonesia
Ireland
Israel
Italy
Ivory Coast
Japan
Jordan
Kazakhstan
Kenya
Krygyzstan
Laos
Latvia
Lebanon
Liberia
Libya
Lithuania
Luxembourg
Madagascar
Malaysia
Mali
Malta
Mauritania
Mexico
Monaco
Mongolia
Montenegro
Morocco
Mozambique
Myanmar

Namibia
Netherlands
New Zealand
Nicaragua
Niger
Nigeria
Norway
Oman
Pakistan
Panama
Papua New Guinea
Peru
Philippines
Poland
Portugal
Puerto Rico
Qatar
Romania
Russia
Rwanda
Saint Kitts and Nevis
Saudi Arabia
Senegal
Serbia
Sierra Leone
Singapore
Sint Maarten
Slovakia
Slovenia
Solomon Islands
South Africa
South Korea
Spain
St Vincent and Grenadines
Sudan
Suriname
Swaziland
Sweden
Switzerland
Taiwan
Tajikistan
Tanzania
Thailand
Togo
Trinidad and Tobago
Tunisia
Turkey
Turks and Caicos

Uganda
Ukraine
United Arab Emirates
United Kingdom
United States of America
Uruguay
Uzbekistan
Venezuela
Vietnam
Virgin Islands
Yemen
Zimbabwe